Exhibit 99.1

Greenway Reports Fiscal 2013 Third-Quarter Results

CARROLLTON, Ga.--(BUSINESS WIRE)--May 6, 2013--Greenway Medical Technologies, Inc. (NYSE: GWAY), which delivers innovative software and business service solutions for healthcare care providers through its PrimeSUITE® platform, today announced financial results for the three months and nine months ended March 31, 2013.

“Our efforts to shift the adoption of our PrimeSUITE platform from license sales to cloud-based services has accelerated the shift in our revenue streams to recurring sources during the fiscal 2013 third quarter,” said Tee Green, president and chief executive officer of Greenway®. “This has reduced our revenue from one-time systems sales and training, but moved us faster than anticipated to a business model that is recurring in nature and more predictable than we have experienced with non-recurring revenue. We’re managing through this transition in our business, continuing to add providers to our platform, growing our backlog, and increasing the percentage of our backlog and revenue that is comprised of revenue from recurring sources.”

Operating Results

Greenway generated revenue of $33.8 million for the three months ended March 31, 2013, a 3% increase from $32.9 million for the comparable prior-year period. Revenue from recurring sources grew by 28% from the prior-year period, and comprised 56.6% of total revenue, up from 45.5% of revenue for the fiscal 2012 third quarter. During the fiscal 2013 third quarter compared to the prior-year period, revenue from the company’s cloud-based PrimeSUITE subscription offering increased by 61%, PrimePATIENT® revenue grew by 63%, and PrimeEXCHANGE® interoperability engine revenue grew by 38%, and revenue from the Company’s clinically driven revenue cycle management services grew by 49%. This was offset by 2% growth of System Sales and a decline in Training and Consulting revenue related to fewer deployments than in the prior-year period, as well as deferred implementations at several large enterprise sites. Through the first nine months of fiscal 2013, Greenway’s revenue has grown by 13%, to $99.3 million, compared with $87.6 million through nine months ended March 31, 2012.

Greenway generated gross profit of $16.9 million for the three months ended March 31, 2013, which compares with gross profit of $18.0 million for the prior-year period. Gross profit margin for the fiscal 2013 third quarter was 49.8%. The Company’s overall gross profit and gross margin is being impacted by the shift in the Company’s revenue sources, specifically fewer one-time Systems Sales as well as lower Training and Consulting revenue associated with one-time System Sales, that is being replaced by revenue growth and gross margin expansion of revenue from recurring sources. Gross margin for recurring revenue sources grew to 55.8% for the three months ended March 31, 2013, from 53.7% for the prior-year period.

Through nine months of fiscal 2013 ended March 31, 2013, Greenway has earned gross profit of $52.1 million, an increase of 13% from $46.3 million through nine months of fiscal 2012. Overall gross margin was 52.5% through nine months ended March 31, 2013, which compares with 52.8% through nine months of fiscal 2012.

Greenway reported a loss from operations of ($2.8 million) for the fiscal 2013 third quarter, which compares with operating income of $2.2 million for the prior-year period. Through nine months ended March 31, 2013, Greenway has reported an operating loss of ($4.8 million), which compares with operating income of $1.3 million for the prior-year period.

The Company had a net loss of ($608,000), or (two cents) per share, based on 29.7 million shares outstanding for the three months ended March 31, 2013. This compares with net income of $1.4 million, or six cents per share based on a weighted average 24.1 million shares outstanding for the fiscal 2012 third quarter.

As of March 31, 2013, Greenway had $13.2 million in cash and short-term investments and no outstanding indebtedness.

Non-GAAP Measures

Greenway’s non-GAAP adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization, acquisition-related transaction costs and stock-based compensation, was $588,000, or 2% of revenue, for the three months ended March 31, 2013, down from $4.0 million, or 12% of revenue, from the prior-year period. Through nine months ended March 31, 2013, Greenway’s adjusted EBITDA was $4.5 million, or 5% of revenue, which compares with $6.2 million, or 7% of revenue, through nine months ended March 31, 2012.

Adjusted, or non-GAAP net income, which is defined as net income before stock-based compensation, acquisition-related transaction costs and amortization of purchased intangibles and any estimated tax impact related to these items, was $409,000 or one cent per diluted share, for the three months ended March 31, 2013. This compares with non-GAAP net income of $1.8 million, or eight cents per diluted share for the third quarter of fiscal 2013. For the nine months ended March 31, 2013, Greenway’s non-GAAP net income was $1.3 million or four cents per share, which compares with adjusted net income of $2.3 million, or 14 cents per share, through nine months ended March 31, 2012.

The GAAP financial measures most directly comparable to each non-GAAP financial measure used, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release following the condensed financial statements.

Conference Call

Greenway will host a conference call today, Monday, May 6, 2013, at 5 p.m. Eastern to discuss the Company's earnings and other information. The call can be accessed by dialing (866) 700-6067 or (617) 213-8834 for international calls. The participant code is 65582046. For listen-only mode, participants should go to the Investors section of www.greenwaymedical.com prior to the call to register and download the necessary audio software.

An audio replay will be posted following the call and will be available from approximately 7 p.m. Eastern time on May 6. The replay will be accessible through a link on www.greenwaymedical.com/investors.

About Greenway and PrimeSUITE

Greenway Medical Technologies, Inc. (NYSE: GWAY) delivers smarter solutions for smarter healthcare™. PrimeSUITE® — Greenway’s certified and fully integrated electronic health record, practice management and interoperability solution — helps improve care coordination, quality and cost-efficiency as part of a smarter, sustainable healthcare system. Thousands of ambulatory care providers across more than 30 specialties and sub-specialties use cloud-based, remote-hosted or on-premise Greenway® solutions in healthcare enterprises, physician practices and clinics nationwide. For details, see greenwaymedical.com, Twitter, Facebook or YouTube.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition, growth strategy, business development efforts, service offerings, and service delivery models. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include, but are not limited to, our ability to adapt to evolving technology and industry standards; our ability to implement our growth strategy; our ability to retain management and other qualified personnel; failure to prevent disruptions in service or damage to our third-party providers’ data centers; failure to avoid liability for the use of content we provide; accelerated transition to a subscription pricing model, which would reduce our near-term revenues; regulation of the healthcare information technology industry; our ability to ensure our solutions meet industry and government standards; failure to maintain adequate security measures for our customers’ confidential information and personal identifiable information and their patients’ protected health information; our ability to obtain new provider customers; failure of the HITECH Act and other incentive programs to be fully implemented or funded by the government; our ability to implement our strategic relationships as currently intended; failure to establish, protect or enforce our intellectual property; restrictions in our credit facility and future indebtedness. Further information concerning these and other factors is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Greenway, the Greenway logo, PrimeSUITE, PrimePATIENT and PrimeEXCHANGE are registered trademarks and the phrase “smarter solutions for smarter healthcare” is a trademark of Greenway Medical Technologies, Inc. Other product or company names are the property of their respective owners.

Greenway Medical Technologies, Inc.

Condensed Balance Sheets — Unaudited
(In Thousands)

	March 31,	June 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$2,004	$5,585
Short-term investments	11,212	29,350
Accounts receivable, net of a $751 and $720 allowance for doubtful accounts at March 31, 2013 and June 30, 2012, respectively	25,638	28,875
Inventory	391	281
Prepaids and other current assets	2,158	3,001
Deferred tax assets	2,127	1,699
Total current assets	43,530	68,791
Property and equipment, net	29,187	20,340
Software development cost, net	24,657	17,156
Acquired intangibles, net	1,911	510
Deferred tax assets - noncurrent	28,415	25,846
Goodwill	1,539	440
Other assets	468	40
Total assets	$129,707	$133,123

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$8,683	$12,436
Accrued liabilities	7,727	9,533
Deferred revenue	9,670	12,192
Total current liabilities	26,080	34,161

Obligation for purchased technology	-	116
Shareholders’ equity:
Common stock	3	3
Additional paid-in capital	243,923	237,558
Accumulated deficit	(140,299)	(138,715)
Total shareholders’ equity	103,627	98,846
Total liabilities and shareholders’ equity	$129,707	$133,123

Greenway Medical Technologies, Inc.

Condensed Statements of Operations — Unaudited
(In Thousands except Per Share Data)

	Three Months Ended March 31,			Nine Months Ended March 31,
	2013		2012	2013		2012
Revenue:
System sales		$10,430	$10,271		$30,103	$26,125
Training and consulting services		4,243	7,643		15,213	20,547
Support services		11,375	8,741		32,726	23,508
Electronic data interchange and business services		7,775	6,210		21,276	17,458
Total revenue		33,823	32,865		99,318	87,638
Cost of revenue (Note 1):
System sales		5,221	2,558		12,643	7,166
Training and consulting services		3,281	5,355		11,195	14,347
Support services		3,340	2,691		9,654	7,620
Electronic data interchange and business services		5,130	4,226		13,723	12,201
Total cost of revenue		16,972	14,830		47,215	41,334
Gross profit		16,851	18,035		52,103	46,304
Operating expenses (Note 1):
Sales, general and administrative		15,088	11,802		43,161	33,962
Research and development		4,555	4,021		13,767	11,029
Total operating expenses		19,643	15,823		56,928	44,991
Operating loss		(2,792)	2,212		(4,825)	1,313
Interest income, net		38	50		311	42
Other (expense) income, net		(16)	65		(57)	(22)
(Loss) income before (benefit) provision for income taxes		(2,770)	2,327		(4,571)	1,333
(Benefit) provision for income taxes		(2,162)	948		(2,986)	628
Net (loss) income		(608)	1,379		(1,585)	705
Preferred stock dividends and accretion		-	-		-	28,395
(Loss) income available to common shareholders	$	(608)	$1,379	$	(1,585)	$29,100
Per share data:
(Loss) income per share available to common shareholders:
Basic		$(0.02)	$0.06		$(0.05)	$1.89
Diluted		$(0.02)	$0.06		$(0.05)	$0.04
Weighted average number of common shares outstanding:
Basic		29,690	22,859		29,519	15,410
Diluted		29,690	24,131		29,519	16,739

Note 1 - Includes stock-based compensation in the following amounts:
Cost of revenue:
System sales		$8	$3		$24	$9
Training and consulting services		46	34		141	245
Software support services		26	15		79	97
Electronic data interchange and business services		5	6		15	49
Total cost of revenue		85	58		259	400
Operating expenses:
Sales, general and administrative		791	218		2,425	775
Research and development		169	68		508	656
Total operating expenses		960	286		2,933	1,431
Total stock-compensation expense		$1,045	$344		$3,192	$1,831

Greenway Medical Technologies, Inc.

Condensed Statements of Cash Flows — Unaudited
(Amounts in Thousands)

	Nine Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net (loss) income	$(1,585)	$705
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Net stock compensation expense	3,192	1,831
Deferred income tax (benefit) expense	(2,997)	507
Depreciation and amortization	6,029	2,962
Provision for bad debts	1,638	983
Reduction in obligation for acquired technology	-	(100)
Changes in current assets and liabilities:
Accounts receivable	1,668	(6,304)
Inventory	(109)	(122)
Prepaids and other assets	415	(1,432)
Accounts payable and accrued liabilities	(4,362)	4,988
Deferred revenue	(2,522)	835
Net cash provided by operating activities	1,367	4,853
Cash flows from investing activities:
Purchases of short-term investments	(1,019)	(26,566)
Sales of short-term investments	19,158	5,689
Purchases of property and equipment	(7,837)	(6,250)
Capitalized software development cost	(10,557)	(8,966)
Acquisition of business and developed technology	(6,750)	(3,000)
Net cash used in investing activities	(7,005)	(39,093)
Cash flows from financing activities:
Payments on obligation for acquired technology	(116)	(111)
Proceeds from exercise of stock options and warrants, net of issuance costs	3,173	611
Contingent consideration paid for prior acquisition	(1,000)	-
Payments in connection with preferred stock conversion	-	(23,300)
Sale of common stock, net of issue costs and expenses	-	56,378
Net cash provided by financing activities	2,057	33,578
Net decrease in cash and cash equivalents	(3,581)	(662)
Cash and cash equivalents at beginning of period	5,585	5,722
Cash and cash equivalents at end of period	$2,004	$5,060
Supplemental cash flow information:
Cash paid for interest	$40	$4
Cash paid for taxes	$280	$120
Non-cash investing and financing activities:
Conversion of Preferred Stock	$-	$135,517

Common stock and obligations for future payments at fair value, given in exchange for acquisition of technology	$-	$954
Reduction in obligation for acquired technology	$-	$100

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(Unaudited, in thousands, except share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company in describing its financial performance in accordance with U.S. “generally accepted accounting principles” (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”. While management believes these non-GAAP financial measures provide useful supplemental information to investors regarding the Company’s operations, investors are reminded to consider these non-GAAP measures in addition to, and not a substitute for, financial performance measures in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of the operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

(Unaudited, in thousands)

Set forth below is a presentation of the Company’s “non-GAAP Adjusted EBITDA” and the “non-GAAP Adjusted EBITDA Margin” which is non-GAAP Adjusted EBITDA as a percentage of total revenue:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2013		2012	2013		2012

Reconciliation of net (loss) income to Non-GAAP Adjusted EBITDA:
Net (loss) Income	$	(608)	$1,379	$	(1,585)	$705
Stock-based compensation		1,045	344		3,192	1,831
Acquisition-related transaction costs		14	-		145	123
Depreciation and amortization		2,337	1,353		6,029	2,962
Interest income, net		(38)	(50)		(311)	(42)
(Benefit) provision for income taxes		(2,162)	948		(2,986)	628
Non-GAAP adjusted EBITDA		$588	$3,974		$4,484	$6,207

Non-GAAP adjusted EBITDA margin		2%	12%		5%	7%

Non-GAAP Adjusted Net (Loss) Income

(Unaudited, in thousands except per share amounts)

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net (Loss) Income” and “Non-GAAP Adjusted Net (Loss) Income per Diluted Share”:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012

Non-GAAP adjusted net (loss) income
GAAP net (loss) income	$ (608)	$1,379	$ (1,585)	$705

Add: Stock-based compensation	1,045	344	3,192	1,831
Add: Acquisition-related transaction costs	14	0	145	123
Add: Amortization of purchased intangibles	635	380	1,390	749
Subtotal of tax deductible items	1,694	724	4,727	2,703
Less: tax impact of tax deductible items (40% rate)	(677)	(290)	(1,891)	(1,081)
Non-GAAP adjusted net income	$409	$1,813	$1,251	$2,327

Weighted average number of shares - diluted	30,842	24,131	29,519	16,739

Non-GAAP adjusted net income per diluted share	$0.01	$0.08	$0.04	$0.14

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012

Net (loss) income per share	$(0.02)	$0.06	$(0.05)	$0.04

Add: Stock-based compensation	0.04	0.01	0.11	0.11
Add: Acquisition-related transaction costs	-	-	-	0.01
Add: Amortization of purchased intangibles	0.02	0.02	0.05	0.04
Subtotal of tax deductible items	0.06	0.03	0.16	0.16
Less: tax impact of tax deductible items (40% rate)	(0.03)	(0.01)	(0.06)	(0.06)
Non-GAAP adjusted net income per share - diluted	$0.01	$0.08	$0.04	$0.14

Explanation of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. GAAP. The Company’s management believes that investors may wish to consider the impact of certain non-cash or non-recurring items as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that may vary in frequency and impact on continuing operations. Management also presents results of operations before such items to evaluate operating performance, compare performance against past periods and as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate operating results and trends by eliminating certain non-cash expenses and other items that management believes might complicate comparisons with prior periods, obscure current trends or reduce the ability to make useful forecasts. Management believes that these non-GAAP measures provide additional means of evaluating performance, period-over-period. In addition, management understands that some investors and financial analysts find this information useful in analyzing the Company’s financial and operational performance and comparing such performance to peers and competitors.

Non-GAAP Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, acquisition-related transaction costs and stock-based compensation. It is presented as a supplemental measure of the Company’s performance. However, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Non-GAAP Adjusted Net Income is defined as net income before stock-based compensation, acquisition-related transaction costs and amortization of purchased intangibles and any tax impact related to these items.

Non-GAAP Adjusted Net Income Per Diluted Share is defined as Non-GAAP Adjusted Net Income divided by the weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be useful indicators of the Company’s performance and a measure of historical trends.

The following items are excluded from non-GAAP Adjusted Net Income and related Per Diluted Share financial measures referenced above, and the reasons therefore are:

  Stock-based compensation — Excluded because these are non-cash expenses that management does not consider useful in assessing ongoing operating results or performance of the business, and also because the amount of the expense is not totally within the Company’s control since it is based on factors such as stock price, volatility and interest rates which may be unrelated to the Company’s performance during the period the expense is incurred.
  Amortization of purchased intangibles — Purchased intangibles are amortized over their estimated useful life and generally cannot be influenced after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Thus, including such charges does not accurately reflect the performance for the period in which such charge is incurred.
  Acquisition-related transaction costs — Transaction costs associated with acquisitions are non-recurring and related specifically to a subject acquisition. Accordingly, management does not believe that they reflect the underlying performance of ongoing business operations for the period incurred.

CONTACT:
Greenway Medical Technologies, Inc.
Al Cochran, 678-839-5860
Chief Financial Officer
alcochran@greenwaymedical.com
or
Bob Kneeley, 678-390-7262
Vice President, Investor Relations
bobkneeley@greenwaymedical.com